SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                  __________________________

                           FORM 8-K

                        CURRENT REPORT

              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


                        Date of Report
               (Date of earliest event reported)
                       November 1, 1996

               CHOICE HOTELS INTERNATIONAL, INC.
            (formerly Choice Hotels Holdings, Inc.)
    (Exact name of registrant as specified in its charter)

                           Delaware
        (State or other jurisdiction of incorporation)


        1-11915                         1985619
(Commission File Number)    (IRS Employer Identification No.)


10750 Columbia Pike, Silver Spring, Maryland           20901
 (Address of principal executive offices)            (Zip code)


                Registrant's telephone number,
              including area code (301) 979-5000



















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Item 5.  Other Events.

            On November 1, 1996 (the "Distribution Date"), Choice Hotels International, Inc. (formerly Choice Hotels Holdings, Inc.) (the "Company") commenced operations of the lodging business (the "Lodging Business") formerly conducted by Manor Care, Inc. ("Manor Care"). On the Distribution Date, Manor Care distributed (the "Distribution") to the holders of its common stock, par value $0.10 (the "Manor Care Common Stock"), one share of common stock, par value $0.01 (the "Company Common Stock"), of the Company for every share of Manor Care Common Stock held on October 10, 1996. The Company Common Stock is now listed on the New York Stock Exchange and trades under the symbol "CHH." For purposes of governing the ongoing relationships between the Company and Manor Care after the Distribution, and in order to provide for an orderly transfer of the Lodging Business to Choice and facilitate the transition to two separate publicly-traded companies, the Company and Manor Care have entered into various agreements that set forth the Company's and Manor
Care's on-going responsibilities regarding various matters. The agreements are included as exhibits hereto.

            In connection with the Distribution, the Company and Manor Care entered into a Loan Agreement dated as of November 1, 1996 (attached hereto as Exhibit 2.6), which restricts among other things, the Company's and its subsidiaries' ability to make certain investments, incur debt, change its line of business, dispose of assets, create liens, enter into transactions with affiliates and pay dividends. Interest on the amount of the loan will be payable semiannually at a rate of 9% per annum. The loan will mature on November 1, 1999 and may be prepaid in whole or in part, together with accrued interest, at the Companys' option. If the loan is prepaid prior to November 1, 1997, the Company will be required to reimburse Manor Care on demand for any actual loss incurred or to be incurred by Manor Care (for the period up to and including November 1, 1997) in the reemployment of the funds released by any prepayment of the loan. The final terms of the Loan Agreement were agreed upon immediately prior to the Distribution.

            In addition, the Company has entered into a revolving credit facility (the "Credit Facility") dated as of October 30, 1996 (attached hereto as Exhibit 10.2) with The Chase Manhattan Bank as agent for a syndicate of banks in an aggregate principal amount of $100.0 million. The Credit
Facility will have a maturity of three years, subject to extension, at the request of the Company with the approval of the requisite lenders, for up to two additional periods of one year each.









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Item 7.  Financial Statements and Exhibits.


(c)  Exhibits.

2.1         Distribution Agreement dated as of October 31,
            1996 between Manor Care, Inc. and Choice Hotels
            Holdings, Inc. (to be renamed Choice Hotels
            International, Inc.)

2.2         Corporate Services Agreement dated as of
            November 1, 1996 between Choice Hotels
            International, Inc. and Manor Care, Inc.

2.3 Employee Benefits Administration Agreement dated as of November 1, 1996 between Choice Hotels
            International, Inc. and Manor Care, Inc.

2.4         Employee Benefits & Other Employment Matters
            Allocation Agreement dated as of November 1,
            1996 between Choice Hotels International, Inc.
            and Manor Care, Inc.

2.5         Gaithersburg Lease Agreement dated as of
            November 1, 1996 between Choice Hotels
            International, Inc. and Manor Care, Inc.

2.6 Loan Agreement dated as of November 1, 1996 between Choice Hotels International, Inc. and
            Manor Care, Inc.

2.7         Procurement Services Agreement dated as of
            November 1, 1996 between Choice Hotels
            International, Inc. and Manor Care, Inc.

2.8 Risk Management Consulting Services Agreement dated as of November 1, 1996 between Choice
            Hotels International, Inc. and Manor Care, Inc.

2.9         Silver Spring Lease Agreement dated as of
            November 1, 1996 between Choice Hotels
            International, Inc. and Manor Care, Inc.








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2.10        Tax Administration Agreement dated as of
            November 1, 1996 between Choice Hotels
            International, Inc. and Manor Care, Inc.

2.11        Tax Sharing Agreement dated as of November 1,
            1996 between Choice Hotels International, Inc.
            and Manor Care, Inc.

2.12        Time Sharing Agreement dated as of November 1,
            1996 between Choice Hotels International, Inc.
            and Manor Care, Inc.

2.13 Trademark Agreement dated as of November 1, 1996 between Choice Hotels International, Inc. and
            Manor Care, Inc.

2.14 Pilot Services Agreement dated November 1, 1996 between Choice Hotels International, Inc. and
            Manor Care, Inc.

2.15 Vehicle Lease Agreement dated November 1, 1996 between Choice Hotels International, Inc. and
            Manor Care, Inc.

10.1        Revolving Credit Facility Agreement
            between Choice Hotels Holdings, Inc. and The
            Chase Manhattan Bank (formerly Chemical Bank), as Agent, and the other Lenders named therein.























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                                 SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CHOICE HOTELS INTERNATIONAL, INC.
                                    (Registrant)


                                    By:  /s/ James A. MacCutcheon
                                    Name:  James A. MacCutcheon
                                    Title:  Executive Vice President

Date:  November 5, 1996